                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934


Filed by the Registrant
Filed by a Party other than the Registrant

Check the appropriate box:

[ ]      Preliminary Proxy Statement
[ ] Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]      Definitive Proxy Statement
[ ]      Definitive Additional Materials
[ ]      Soliciting Materials Pursuant to ss. 240.14a-12

                              E COM VENTURES, INC.
-------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

-------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]      No fee required.

[ ]      Fee  computed on table below per  Exchange  Act Rules  14a-6(i)(1)  and
         0-11.

         (1) Title of each class of securities to which transaction applies:
         (2)      Aggregate number of securities to which transaction applies:
         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         (4)      Proposed maximum aggregate value of transaction:
         (5)      Total fee paid:

[ ]      Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

         (1) Amount Previously Paid:
         (2) Form, Schedule or Registration No.:
         (3) Filing Party:
         (4) Date Filed:

                              E Com Ventures, Inc.
                            251 International Parkway

                             Sunrise, Florida 33325
                            -------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                         To Be Held On December 12, 2003



To our Shareholders:

         The 2003 Annual Meeting of Shareholders of E Com Ventures, Inc. will be held at 11:00 a.m. on Friday, December 12, 2003, at the E Com Ventures, Inc. Corporate Office, 251 International Parkway, Sunrise, Florida 33325, for the purpose of considering and acting upon the following:

         1. Election of six members to our Board of Directors to hold office until our 2004 Annual Meeting of Shareholders or until their successors are duly elected and qualified;

         2. Ratification of the appointment of Deloitte & Touche LLP as our independent public accountants; and

         3.       Any  other  matters  that  properly  come  before  the  Annual
                  Meeting.

         The Board of Directors is not aware of any other business scheduled for the Annual Meeting. Any action may be taken on the foregoing proposals at the Annual Meeting on the date specified above, or on any date or dates to which the Annual Meeting may be adjourned.

         Shareholders of record at the close of business on October 24, 2003 are entitled to notice of, and to vote at, the Annual Meeting or at any postponements or adjournments of the Annual Meeting.

                             By Order of the Board of Directors,

                             /s/ Ilia Lekach
                             -------------------------------------------------
                             Ilia Lekach
                             Chairman of the Board and Chief Executive Officer
Sunrise, Florida
November 12, 2003



-------------------------------------------------------------------------------
                             YOUR VOTE IS IMPORTANT

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON, PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY AS SOON AS POSSIBLE IN THE ENCLOSED POSTAGE PRE-PAID ENVELOPE.
-------------------------------------------------------------------------------

                                TABLE OF CONTENTS

                                                                                                                Page
                                                                                                                ----
About the Meeting.................................................................................................1
         What is the purpose of the annual meeting?...............................................................1
         Who is entitled to vote at the meeting?..................................................................1
         Who can attend the meeting?..............................................................................1
         What constitutes a quorum?...............................................................................1
         How do I vote?...........................................................................................2
         Can I vote by telephone or electronically?...............................................................2
         Can I change my vote after I return my proxy card?.......................................................2
         What are the board's recommendations?....................................................................2
         What vote is required to approve each proposal?..........................................................2
         Who pays for the preparation of the proxy?...............................................................3
Proposal 1 - Election of Directors................................................................................4
         Directors Standing for Election..........................................................................4
Security Ownership of Certain Beneficial Owners and Management....................................................7
Board of Directors Committees.....................................................................................8
Compensation of Executive Officers and Directors..................................................................9
Report on Executive Compensation.................................................................................11
Report of The Audit Committee....................................................................................11
Certain Relationships and Related Transactions...................................................................14
Section 16(a) Beneficial Ownership Reporting Compliance..........................................................16
Proposal 2 - Ratification of the Appointment of Independent Auditors.............................................16
Other Business...................................................................................................18
Shareholder Proposals for the 2004 Annual Meeting................................................................18

                              E COM VENTURES, INC.
                       2003 ANNUAL MEETING OF SHAREHOLDERS
                       -----------------------------------

                                 PROXY STATEMENT
                       -----------------------------------


         This Proxy Statement contains information related to our 2003 Annual Meeting of Shareholders to be held on Friday, December 12, 2003, beginning at 11:00 a.m., at the E Com Ventures, Inc. Corporate Office, 251 International Parkway, Sunrise, Florida 33325, and at any adjournments or postponements thereof. The approximate date that this Proxy Statement, the accompanying Notice of Annual Meeting and the enclosed Form of Proxy are first being sent to shareholders is November 12, 2003. You should review this information in conjunction with our 2002 Annual Report to Shareholders, which accompanies this Proxy Statement.


                            ABOUT THE ANNUAL MEETING

What is the purpose of the Annual Meeting?

         At the Annual Meeting, shareholders will vote on the election of Directors and ratification of the appointment of our independent public accountants. In addition, we will report on our performance and respond to questions from our shareholders.

Who is entitled to vote at the Annual Meeting?

         Only shareholders of record at the close of business on the record date, October 24, 2003, are entitled to receive notice of the Annual Meeting and to vote shares of our common stock that they held on the record date, or any postponements or adjournments of the Annual Meeting. Each outstanding share of common stock entitles its holder to cast one vote on each matter to be voted upon.

Who can attend the Annual Meeting?

         All shareholders as of the record date, or their duly appointed proxies, may attend. If your shares are held in the name of your broker or bank, you will need to bring evidence of your stock ownership, such as your most recent brokerage statement, and valid picture identification.

What constitutes a quorum?

         The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of all of the shares of common stock outstanding on the record date will constitute a quorum, permitting the Annual Meeting to conduct its business. As of the record date, 2,461,838 shares of our common stock were outstanding. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the Annual Meeting for purposes of a quorum, but will not be counted as votes cast "for" or "against" any given matter.

         If less than a majority of outstanding shares entitled to vote are represented at the Annual Meeting, a majority of the shares present at the Annual Meeting may adjourn the Annual Meeting to another date, time or place, and notice need not be given of the new date, time or place if the new date, time or place is announced at the Annual Meeting before an adjournment is taken.

How do I vote?

         If you complete and properly sign the accompanying proxy card and return it to us, it will be voted as you direct. If you are a registered shareholder and you attend the Annual Meeting, you may deliver your completed proxy card in person. "Street name" shareholders who wish to vote at the Annual Meeting will need to obtain a proxy from the institution that holds their shares.

Can I vote by telephone or electronically?

         If your shares are held in "street name," please check your proxy card or contact your broker or nominee to determine whether you will be able to vote by telephone or electronically.

Can I change my vote after I return my proxy card?

         Yes. Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised by filing with our Secretary either a notice of revocation or a duly executed proxy bearing a later date. You may also change your vote by attending the Annual Meeting in person and voting. The powers of the proxy holders will be suspended if you attend the Annual Meeting in person and vote, although attendance at the Annual Meeting will not by itself revoke a previously granted proxy.

What are the Board's recommendations?

         Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of our Board of Directors. The recommendation of the Board of Directors is set forth with the description of each proposal in this Proxy Statement. In summary, the Board of Directors recommends a vote:

         o        for the election of the nominated slate of Directors;

         o for the ratification of the appointment of Deloitte & Touche LLP as our independent public accountants.

         The Board of Directors does not know of any other matters that may be brought before the Annual Meeting, nor does it foresee or have reason to believe that the proxy holders will have to vote for substitute or alternate Board of Directors nominees. In the event that any other matter should properly come before the Annual Meeting or any Board of Directors nominee is not available for election, the proxy holders will vote as recommended by the Board of Directors or, if no recommendation is given, in accordance with their best judgment.

What vote is required to approve each proposal?

         Election of Directors. The affirmative vote (either in person or by proxy) of a plurality of the votes cast at the Annual Meeting is required for the election of Directors. This means that candidates who receive the highest number of votes are elected. Abstentions and broker non-votes are not votes cast and are not counted in determining whether a nominee is elected. A properly executed proxy marked to "Withhold Authority" with respect to the election of one or more Directors will not be voted with respect to the Director or Directors indicated, although it will be counted for purposes of determining whether there is a quorum. Shareholders do not have the right to cumulate their votes for Directors.

         Other Proposals. For each other proposal, the affirmative vote of a majority of the votes cast at the Annual Meeting (either in person or by proxy) will be required for approval. Abstentions and broker non-votes are treated as shares present or represented and entitled to vote on such matters, and thus have the same effect as negative votes. A properly marked "ABSTAIN" with respect to any such matter will not be voted, although it will be counted for purposes of determining whether there is a quorum.

         If you hold your shares in "street name" through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon. Thus, if you do not give your broker or nominee specific instructions, your shares may not be voted on those matters and will not be counted in determining the number of shares necessary for approval. Shares represented by such "broker non-votes" will, however, be counted in determining whether there is a quorum.

Who pays for the preparation of the proxy?

         We will pay the cost of preparing, assembling and mailing the Proxy Statement, Notice of Annual Meeting and enclosed proxy card. In addition to the use of mail, our employees may solicit proxies personally and by telephone. Our employees will receive no compensation for soliciting proxies other than their regular salaries. We may request banks, brokers and other custodians, nominees and fiduciaries to forward copies of the proxy material to the beneficial owners of our common stock and to request authority for the execution of proxies, and we may reimburse such persons for their expenses incurred in connection with these activities.

         Our principal executive offices are located at 251 International Parkway, Sunrise, Florida 33325, and our telephone number is (954) 335-9100. A list of shareholders entitled to vote at the Annual Meeting will be available at our offices for a period of ten days prior to the Annual Meeting and at the Annual Meeting itself for examination by any shareholder.

                       PROPOSAL 1 - ELECTION OF DIRECTORS

Directors Standing for Election

         At the Annual Meeting, the shareholders will elect six Directors, each of whom will serve for a term expiring at the 2004 Annual Meeting of Shareholders, or until his or her successor has been duly elected and qualified.

         The Board of Directors has no reason to believe that any nominee will refuse or be unable to serve if elected. However, if any of them should become unavailable to serve as Director, the Board of Directors may designate a substitute nominee or the number of Directors may be reduced in accordance with our bylaws. If the Board of Directors designates a substitute nominee, the persons named as proxies will vote for the substitute nominee designated by the Board of Directors.

         The Directors standing for election are:

         o        Ilia Lekach
         o        Donovan Chin
         o        Carole Ann Taylor
         o        Daniel Bengio
         o        Joseph Bouhadana
         o        Miles Raper

         All of our Director nominees are currently serving as our Directors.

Executive Officers and Directors

         The following are our executive officers and Directors:

                  Name                     Age                              Position
------------------------------------- ----------  ----------------------------------------------------------
  Ilia Lekach                              55     Chairman of the Board and Chief Executive Officer
  A. Mark Young                            42     Chief Financial Officer
  Jeffrey Geller                           29     President and Chief Operating Officer of the Retail
                                                  Division of Perfumania, Inc.
  Donovan Chin                             37     Chief Financial Officer of Perfumania, Inc., Secretary and
                                                  Director
  Leon Geller                              48     Vice President of Purchasing, Perfumania, Inc.
  Alan Grobman                             33     Vice President of Logistics and Distribution, Perfumania,
                                                  Inc.
  Joel Lancaster                           44     Vice President of Stores, Perfumania, Inc.
  Carole Ann Taylor(1)(2)(3)               57     Director
  Daniel Bengio(1)                         40     Director
  Joseph Bouhadana(1)(2)(3)                33     Director
  Miles Raper(1)                           66     Director

(1) Member of Audit Committee
(2) Member of Compensation Committee
(3) Member of Stock Option Committee.

o Ilia Lekach -- is one of our co-founders and was our Chief Executive Officer and Chairman of the Board from incorporation in 1988 until his resignation in April 1994. Mr. Lekach was re-appointed Chief Executive Officer and Chairman of the Board on October 28, 1998. He is also Chairman of the Board and Chief Executive Officer of Parlux Fragrances, Inc., a publicly traded manufacturer of fragrance and related products, and was Chairman of the Board of Directors and Interim Chief Executive Officer of Nimbus Group, Inc., formerly known as Take To Auction.Com, Inc., a publicly held company committed to the development of a private jet air taxi network, until March 2003.

o A. Mark Young -- joined us in February 2000 and became our Chief Financial Officer in May 2000. He served as one of our Directors from April 2001 until his resignation as a Director in September 2002. Prior to February 2000, Mr. Young was employed for seven years in the Business Assurance practice of the Middle Market Group of PricewaterhouseCoopers LLP. Mr. Young is a Certified Public Accountant.

o Jeffrey Geller -- joined us in March 2000 and was appointed the President and Chief Operating Officer of our Retail division in May 2000. He served as one of our Directors from April 2001 until his resignation as a Director in September 2002. Prior to joining us, Mr. Geller was the Director, General Manager and Development Agent for an international restaurant chain in Peru, which operated company owned and franchised locations. Jeffrey Geller is the nephew of Leon Geller, the Vice President of Purchasing of Perfumania, Inc.

o Donovan Chin -- serves as the Chief Financial Officer of Perfumania. He was appointed Corporate Secretary in February 1999, Director in March 1999 and Chief Financial Officer of Perfumania in May 2000. He has also served as our Chief Financial Officer from February 1999 to May 2000. From May 1995 to February 1999, Mr. Chin was our Corporate Controller, and from May 1993 to May 1995 he was Assistant Corporate Controller. Previously, Mr. Chin was employed by Pricewaterhouse LLP in its Miami audit practice. Mr. Chin is a Certified Public Accountant.

o Leon Geller -- Leon Geller joined us in March 2001 as Vice President of Purchasing of Perfumania, Inc. Prior to joining us, Mr. Geller was the Executive Director of a textile distributor in Peru. Leon Geller is the uncle of Jeffrey Geller, the President and Chief Operating Officer of our Retail Division.

o Alan Grobman - has served as the Vice President of Logistics and Distribution for Perfumania, Inc. since February 2003. He also served as our Director of Fulfillment from November 2000 to February 2003. Previously, Mr. Grobman was Plant Manager of Crown Cork and Seal del Peru, a manufacturer of food and specialty packaging from March 1999 to October 2000, and prior to that he was the General Manager of Corporacion Lealha, a beverage and entertainment company from May 1997 to March 1999.

o Joel Lancaster -- has served as the Vice President of Stores for Perfumania, Inc. since July 2000. He also served as our Director of Stores from August 1997 to July 2000, and as a District Supervisor from October 1995 to August 1997. Previously, Mr. Lancaster was employed by Lillie Rubin, Inc. as its National Director of Stores for four years.

o Carole Ann Taylor-- has been a Director since June 1993. She is the owner of Little Havana to Go, Little Havana's official souvenir store in historic Little Havana, Miami, Florida, specializing in art, music, Cuban memorabilia, cigars and clothing. She is also the owner of Miami To Go, a retail and wholesale Miami souvenir company and a partner in

         Miami Airport Duty Free Joint Venture, owners of the 12 duty free stores at Miami International Airport. Ms. Taylor is also a board member for the Performing Arts Center Trust of Miami, the City of Miami International Trade Board, the World Trade Center, the Academy of Travel and Tourism, the Omni Advisory Board, the Greater Miami Host Committee, the Visitor Industry Council and the Miami Dade Community College School of Aviation & Visitor Services Advisory Committee. She is a member of the Executive Committee of the Greater Miami Convention & Visitors Bureau. Ms. Taylor is a member of our Audit, Compensation and Stock Option Committees.

o Daniel Bengio -- was appointed a Director in October 2003. Mr. Bengio is a Certified Public Accountant. He has been a partner in the accounting firm of Hoffman, Levy, Bengio & Co., PL since 2001. Previously, Mr. Bengio worked in public accounting for various other firms. From 1993 through 1996 he worked at Sunpointe Mortgage
         Corporation, in various capacities up to Vice President and Chief Financial Officer. Mr. Bengio is a member of our Audit Committee.

o        Joseph  Bouhadana -- was  appointed a Director in September  2002.  Mr.
         Bouhadana has served as Vice President of Information Technology of Tutopia.com, a privately owned Internet service provider with a presence in nine countries in Latin America, since September 2000. Previously, Mr. Bouhadana was the Director of Information Technology of Hotelworks.com or Parker Reorder, a publicly traded company specializing in hospitality business to business procurement, distribution and logistics systems. Mr. Bouhadana is a member of our Audit, Compensation and Stock Option Committees.

o Miles Raper-- was appointed a Director in October 2002. Mr. Raper serves as Chairman of the Board for Ryder System Federal Credit Union, a position he has held since 1996. He retired from Ryder System, Inc. ("Ryder"), a publicly traded provider of logistics, supply chain and transportation management solutions, in May 2002. Mr. Raper had been employed by Ryder since 1983 where he served as Senior Vice President of Global Transportation Services, Vice President of Automotive Operations and Vice President and General Manager of its Temperature Controlled Carriage Division. Mr. Raper is a member of the Council of Logistics Management and the Warehousing Education and Research Council. He is retired from the U.S. Air Force Reserve but served active duty during Operation Desert Storm. He holds a Juris Doctorate from Atlanta Law School. Mr. Raper is a member of our Audit Committee.

         Our officers are elected annually by our Board of Directors and serve at the discretion of the Board. Our Directors hold office until the next annual meeting of shareholders and until their successors have been duly elected and qualified.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF ALL NOMINEES NAMED ABOVE.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table shows the amount of common stock beneficially owned as of October 24, 2003 by: (a) each of our Directors and nominees for Director,
(b) each of our executive  officers named in the Executive  Compensation  Table,
(c) all of our Directors and executive officers as a group and (d) each person known by us to beneficially own more than 5% of our outstanding common stock. Unless otherwise provided, the address of each holder is c/o E Com Ventures, Inc., 251 International Parkway, Sunrise, Florida, 33325.


                                                               Common Stock Beneficially Owned
                                   ------------------------------------------------------------------------------------------------
Name and Address                     Outstanding Shares    Exercisable Currently     Total Number of Shares      Percent of Shares
  of Beneficial Owner              Beneficially Owned(a)    Or Within 60 Days(b)    Beneficially Owned (a+b)        Outstanding
---------------------------------  ----------------------  ---------------------- -----------------------------  ------------------
Ilia Lekach                                 425,146                 318,750                743,896 (1)(2)(3)(4)        30.2%
Rachmil Lekach                              199,776                  25,000                224,776 (1)(2)(4)            9.1%
A. Mark Young                                 1,775                  25,000                 26,775 (1)(4)               1.1%
Jeffrey Geller                                3,555                  25,000                 28,555 (1)(4)               1.2%
Donovan Chin                                      -                  27,250                 27,250 (1)(4)               1.1%
Leon Geller                                       -                  12,500                 12,500 (1)(4)                  *
Alan Grobman                                      -                  12,500                 12,500 (1)(4)                  *
Joel Lancaster                                  450                  16,250                 16,700 (1)(4)                  *
Carole A. Taylor                                  -                   6,000                  6,000 (1)(4)                  *
Daniel Bengio                                     -                     500                     500(1)(4)                  *
Joseph Bouhadana                                  -                   1,500                  1,500 (1)(4)                  *
Miles Raper                                       -                   1,500                  1,500 (1)(4)                  *
Parlux Fragrances, Inc.                     378,102                       -                378,102 (5)                 15.4%
Anthony Silverman                           200,400                       -                200,400 (6)                  8.1%
Glenn H. Nussdorf                           285,590                       -                285,590 (7)                 11.6%
Stephen L. Nussdorf                         121,600                       -                121,600 (7)                  5.0%
All directors and executive
  officers as a group (11 persons)                                                         877,676 (8)                 35.7%


------------------
 *Less than 1%.

(1) For purposes of this table, beneficial ownership is computed pursuant to Rule 13d-3 under the Exchange Act; the inclusion of shares as beneficially owned should not be construed as an admission that such shares are beneficially owned for purposes of the Exchange Act. Under the rules of the SEC, a person is deemed to be a "beneficial owner" of a security he or she has or shares the power to vote or direct the voting of such security or the power to dispose of or direct the disposition of such security. Accordingly, more than one person may be deemed to be a beneficial owner of the same security.
(2) Ilia Lekach and Rachmil Lekach jointly own with their spouses the shares set forth opposite their respective names.
(3) Includes 27,850 shares of common stock owned by Pacific Investment Group and 131,804 shares of common stock owned by IZJD Corporation, corporations wholly owned by Mr. Lekach.
(4) Includes shares of common stock issuable upon the exercise of stock options currently exercisable or exercisable within 60 days of November 7, 2003 in the following amounts: Ilia Lekach (318,750); Rachmil Lekach (25,000); Jeffrey Geller (25,000); A. Mark Young (25,000); Donovan Chin (27,250); Leon Geller (12,500); Alan Grobman (12,500); Joel Lancaster (16,250); Carole A. Taylor (6,000); Daniel Bengio (500); Joseph Bouhadana (1,500) and Miles Raper (1,500).
(5) The address of Parlux Fragrances, Inc. is 3725 S.W. 30th Avenue, Ft. Lauderdale, Florida 33154. Ilia Lekach, our Chairman and Chief Executive Officer, is the natural person at Parlux Fragrances who has voting control or power to direct the disposition of the shares.
(6) Based on the Schedule 13D dated April 17, 2003, filed with the SEC by Anthony Silverman. The principal business address of Mr. Silverman is 11811 N. Tatum Blvd., Ste. 4040, Phoenix, AZ 85028.
(7) Based on the Schedule 13D dated September 19, 2003, filed with the SEC by Glenn A. Nussdorf and Stephen L. Nussdorf. The principal business address of Messrs. Nussdorf is 14 East 81st Street, New York, NY 10028.
(8) Includes shares of common stock issuable upon the exercise of stock options currently exercisable or exercisable within 60 days of November 7, 2003 in the following amounts: Ilia Lekach (318,750); Jeffrey Geller (25,000); A. Mark Young (25,000); Donovan Chin (27,250); Leon Geller (12,500); Alan Grobman (12,500); Joel Lancaster (16,250); Carole A. Taylor (6,000); Daniel Bengio (500); Joseph Bouhadana (1,500) and Miles Raper (1,500).

                          Board OF DIRECTORS Committees

         Our Board of Directors has a standing Audit Committee, Compensation Committee and Stock Option Committee. We do not have a nominating or similar committee. Our Board of Directors performs the functions of a nominating committee.

         For the fiscal year ended February 1, 2003, Carole Ann Taylor, James Fellus, Joseph Bouhadana and Miles Raper were the members of our Audit Committee. James Fellus resigned from the Board and the Audit Committee in October 2003. Carole Ann Taylor, Daniel Bengio, Joseph Bouhadana and Miles Raper are the current members of our Audit Committee. The Audit Committee is governed by a written charter adopted by the Board of Directors. Each of the members of the Audit Committee is independent as defined under the National Association of Securities Dealers' listing standards. The duties and responsibilities of the Audit Committee include: (a) assisting our Board in its oversight of the integrity of our financial statements, (b) the selection and retention of our auditors and any termination of engagement, (c) reviewing the scope and results of audits and other services provided by our auditors, (d) reviewing our significant accounting policies and internal controls and (e) having general responsibility for all related auditing matters. The Audit Committee held 3 meetings during the fiscal year ended February 1, 2003.

         For the fiscal year ended February 1, 2003, Carole Ann Taylor and Joseph Bouhadana were the members of our Compensation Committee. The Compensation Committee reviews and approves the compensation of our executive officers, including salaries, bonuses and benefit plans. The Compensation Committee met once during the fiscal year ended February 1, 2003.

         For the fiscal year ended February 1, 2003, Carole Ann Taylor and Joseph Bouhadana were the members of the Stock Option Committee. The Stock
Option Committee administers our 2000 Stock Option Plan and the 2000 Directors Stock Option Plan. The Stock Option Committee held one meeting during the fiscal year ended February 1, 2003.

         During the fiscal year ended February 1, 2003, our Board of Directors took certain actions by unanimous written consent and held 6 meetings. During the last fiscal year, no Director attended fewer than 75 percent of (i) the meetings of our Board of Directors held during the period they served on the Board, and (ii) the meetings of committees of our Board of Directors held during the period they served on such committees, except for James Fellus who attended 3 of the 6 Board of Director meetings.

                Compensation of Executive Officers and Directors


Executive Compensation

         The following tables set forth certain information concerning compensation for the fiscal years ended February 1, 2003 (Fiscal 2002), February 2, 2002 (Fiscal 2001) and February 3, 2001 (Fiscal 2000) of the Chief Executive Officer and the most four highly compensated executive officers who were serving as executive officers at the end of the last fiscal year whose total annual salary and bonus exceeded $100,000 for fiscal 2002 (collectively, the "Named Executive Officers").



                                            SUMMARY COMPENSATION TABLE

                                                 Annual Compensation
                                      -------------------------------------------------
                                      Fiscal                            Other Annual
Name and Principal Position            Year    Salary($)   Bonus($)    Compensation($)(1)
-----------------------------------------------------------------------------------------

Ilia Lekach                             2002      441,000          -                 -
  Chairman of the Board and             2001      438,577    250,000                 -
  Chief Executive Officer               2000      433,846     80,000                 -

A. Mark Young (3)                       2002      196,153          -                 -
  Chief Financial Officer               2001      166,152          -                 -
                                        2000      122,079          -                 -

Jeffrey Geller (4)                      2002      192,561          -                 -
  President and Chief Operating Officer 2001      162,197          -                 -
  Perfumania, Inc.                      2000      114,104          -                 -

Donovan Chin                            2002      200,857          -                 -
  Chief Financial Officer,              2001      189,443          -                 -
  Perfumania, Inc. and Secretary        2000      174,447          -                 -

Leon Geller (5)                         2002      173,166          -                 -
  Vice President of Purchasing,         2001      159,341          -                 -
  Perfumania, Inc.                      2000       42,858          -                 -




                                                     SUMMARY COMPENSATION TABLE

                                                        Long-term Compensation
                                             -------------------------------------
                                                     Awards             Payouts
                                             -----------------------  ------------
                                      Restricted Stock                   LTIP           All Other
Name and Principal Position              Awards($)       Options(#)(2)  Payouts($)   Compensation($)
---------------------------------------------------------------------------------------------------

Ilia Lekach                                -                      -             -                -
  Chairman of the Board and                -                125,000             -                -
  Chief Executive Officer                  -                      -             -                -

A. Mark Young (3)                          -                      -             -                -
  Chief Financial Officer                  -                 12,500             -                -
                                           -                 12,500             -                -

Jeffrey Geller (4)                         -                      -             -                -
  President and Chief Operating Officer    -                 10,000             -                -
  Perfumania, Inc.                         -                 15,000             -                -

Donovan Chin                               -                      -             -                -
  Chief Financial Officer,                 -                      -             -                -
  Perfumania, Inc. and Secretary           -                      -             -                -

Leon Geller (5)                            -                      -             -                -
  Vice President of Purchasing,            -                 12,500             -                -
  Perfumania, Inc.                         -                      -             -                -



(1) The column for "Other Annual Compensation" does not include any amounts for executive perquisites and any other personal benefits, such as the cost of automobiles, life insurance and disability insurance because the aggregate dollar amount per executive does not exceed the lesser of $50,000 or 10% of his annual salary and bonus.

(2) Our Board of Directors authorized a one-for-four reverse stock-split of our outstanding shares of common stock for shareholders of record on March 2, 2002. Accordingly, all share and per share data shown in this Proxy Statement have been retroactively adjusted to reflect this reverse stock-split.

(3) A. Mark Young joined us in February 2000 and was appointed Chief Financial Officer in May 2000.

(4) Jeffrey Geller joined us in March 2000 and was appointed President and Chief Operating Officer of Perfumania, Inc. in May 2000.

(5) Leon Geller joined us in October 2000 and was appointed Vice President of Purchasing of Perfumania, Inc. in March 2001.

Option Grants in Last Fiscal Year

         There were no grants of stock options made during Fiscal 2002 to any Named Executive Officer.

Options Exercised in Last Fiscal Year and Fiscal Year-End Option Values

         The following table sets forth certain information regarding option exercises by the Named Executive Officers during Fiscal 2002, and options held by such executive officers on February 1, 2003:

                                                                             Number of                Value of Unexercised
                                                                        Unexercised Options           In-The-Money Options
                         Number of                                     at Fiscal Year-End(#)        at Fiscal Year-End($)(1)
                      Shares Acquired                                      Exercisable /                  Exercisable /
Name                    on Exercise            Value Realized              Unexercisable                  Unexercisable
------------------  ---------------------  -----------------------  ----------------------------  ------------------------------
Ilia Lekach                  -                            -                193,750 / 125,000                     583,735 / 0

A. Mark Young                -                            -                  12,500 / 12,500                     750 / 1,500

Jeffrey Geller               -                            -                  13,333 / 11,667                     600 / 1,200

Donovan Chin                 -                            -                      27,250 / 0                       3,825 / 0

Leon Geller                  -                            -                    4,166 / 8,334                     750 / 1,500




Employment and Severance Agreements

         Effective February 1, 2002, we entered into a 3-year employment agreement with Ilia Lekach pursuant to which he will receive an annual salary of $460,000, subject to cost-of-living increases or 5% if higher. The employment agreement provides that Mr. Lekach will continue to receive his annual salary until the expiration of the term of the agreement if his employment is terminated by us for any reason other than death, disability or cause (as defined in the employment agreement). The agreement contains a performance bonus plan, which provides for additional compensation and grant of stock options, if we meet certain specified net income levels. The employment agreement prohibits the employee from directly or indirectly competing with us during the term of his employment and for one year after termination of employment except in the case of our termination of employment without cause. Pursuant to the terms of this agreement, Mr. Lekach received a signing bonus of $250,000 and was granted 125,000 options to purchase our common stock at an exercise price of $4.00 per share (the closing market price of our common stock on January 31, 2002). The options will vest one-third after each twelve month period from February 1, 2002.

       Effective January 2003, we entered into 3-year employment agreements with
A. Mark Young and Jeffrey Geller pursuant to which they receive annual salaries of $210,000 subject to specified increases. The employment agreements provide that Mr. Young and Mr. Geller will continue to receive their salary until the expiration of the term of the employment agreements if their employment is terminated by us for any reason other than death, disability or cause (as defined in the employment agreements), as well as provisions for change in control.

Director Compensation

       We pay each non-employee Director a $10,000 annual retainer, and reimburse their expenses in connection with their activities as Directors. In addition, non-employee Directors are eligible to receive stock options under the 2000 Directors Stock Option Plan.

       The 2000 Directors Stock Option Plan currently provides for an automatic grant of an option to purchase 500 shares of our common stock upon a person's election as Director, and an automatic grant of options to purchase 1,000 shares of our common stock upon re-election to the Board, in both instances at an exercise price equal to the fair market value of the common stock on the date of the option grant.

                        REPORT ON EXECUTIVE COMPENSATION

         The Compensation Committee reviews and approves the compensation of our
executive  officers,   including  salaries,   bonuses  and  benefit  plans.  The
Compensation Committee met once during the fiscal year ended February 1, 2003.

         The policy of the Board of Directors is to maintain executive compensation at levels that will permit us to attract, motivate and retain individuals with superior managerial abilities. The levels of compensation are intended to reward individual initiative and achievement, while motivating our executives to increase shareholder value by improving our performance and profitability.

         The base salaries of our Chief Executive Officer and all Named Executive Officers have been fixed in accordance with the terms of their respective employment agreements, which salaries have been reviewed by the Compensation Committee. In reviewing base salaries, the Compensation Committee considers factors such as the responsibilities of the position, corporate progress toward achieving objectives and individual performance, experience and expertise. In determining our executives' overall compensation, the Compensation Committee also reviews certain compensation levels at other companies because the Compensation Committee believes that we compete for executive talent with companies in addition to those in our peer group. Additional criteria reviewed by the Compensation Committee in determining appropriate compensation levels include subjective factors related to corporate and individual performance.

         Our Stock Option Committee reviews and approves the grant of options pursuant to our 2000 Stock Option Plan. In furtherance of our executive compensation policies, stock options are considered an integral part of our executives' overall compensation. The Compensation Committee believes that as an executive's level of responsibility increases, a greater portion of the total compensation opportunity should be based upon share ownership and other incentives and less upon base salary. Our executives' compensation pursuant to a stock option grant generally increases only to the extent the value of common stock underlying the stock options increases, therefore aligning the interest of our executive officers with our shareholders by tying long-term compensation with our growth and appreciation of shares. During the fiscal year ended
February 1, 2003, we did not grant any stock options to any Named Executive Officer.

                                             The Compensation Committee

                                             Joseph Bouhadana
                                             Carole Ann Taylor

                          Report of the Audit Committee

         The  following  report  concerns  the  Audit   Committee's   activities
regarding oversight of our accounting, auditing and financial reporting process.

         The Audit Committee is comprised of four independent Directors, as defined in the Marketplace Rules of The Nasdaq Stock Market. It operates under a written charter adopted by the Board of Directors. The composition of the Audit Committee, the qualifications of its members and the responsibilities of the Committee, as reflected in its charter, are intended to be in accordance with applicable requirements for corporate audit committees. The Committee reviews and assesses the adequacy of its charter on an annual basis.

         As described more fully in its charter, the purpose of the Audit Committee is to assist the Board of Directors in its general oversight of our internal control, accounting, auditing and financial reporting functions. Management is responsible for the preparation, presentation and integrity of our financial statements, accounting and financial reporting principles and internal controls and procedures designed to ensure compliance with accounting standards, applicable laws and regulations. Deloitte & Touche LLP, our independent auditing firm, is responsible for performing an independent audit of our consolidated financial statements in accordance with generally accepted auditing standards.

         The Audit Committee members are not professional accountants or auditors, and their functions are not intended to duplicate or to certify the activities of management and the independent auditor, nor can the Audit Committee certify that the independent auditor is "independent" under applicable rules. The Committee serves a board-level oversight role, in which it provides advice, counsel and direction to management and the auditors on the basis of the information it receives, discussions with management and the auditors and the experience of the Committee's members in business, financial and accounting matters.

         Among other matters, and in accordance with the Sarbanes-Oxley Act of 2002, the Audit Committee monitors the activities and performance of our external auditors, including the audit scope, external audit fees, auditor independence matters and the extent to which the independent auditor may be retained to perform non-audit services. The Audit Committee and the Board have ultimate authority and responsibility to select, evaluate and, when appropriate, replace our independent auditor. The Audit Committee also reviews the results of the external audit work with regard to the adequacy and appropriateness of our financial, accounting and internal controls. Management and independent auditor presentations to and discussions with the Audit Committee also cover various topics and events that may have significant financial impact or are the subject of discussions between management and the independent auditor. In addition, the Audit Committee generally oversees our internal compliance programs.

         In fulfilling its oversight responsibilities, the Committee has reviewed and discussed the audited consolidated financial statements with management and the independent auditor. Management represented to the Committee that our consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the independent auditor represented that its presentations included the matters required to be discussed with the independent auditor by Statement on Auditing Standards No. 61, as amended, "Communication with Audit Committees." Our independent auditor also provided the Committee with the written disclosures required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," and the Audit Committee discussed with the independent auditor that firm's independence.

         Following the Audit Committee's discussions with management and the independent auditor, the Committee recommended that the Board of Directors include the audited consolidated financial statements in our annual report on Form 10-K for the fiscal year ended February 1, 2003.

                                               The Audit Committee

                                               Daniel Bengio
                                               Joseph Bouhadana
                                               Miles Raper
                                               Carole Ann Taylor

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         Relationship with Parlux. Parlux Fragrances, Inc. ("Parlux") is a public company engaged in the manufacture of fragrances. Ilia Lekach, our Chairman of the Board and Chief Executive Officer and one of our principal shareholders, is the chairman of the board of Parlux, beneficially owns approximately 27% of the outstanding shares of common stock of Parlux, and has power or voting control to direct the disposition of the shares of our company that are owned by Parlux. Parlux beneficially owns approximately 15.4% of the outstanding shares of our common stock. During fiscal year 2002 and the first twenty-six weeks of fiscal year 2003, we purchased approximately $11,613,000 and $9,457,000, respectively, of merchandise from Parlux. We believe that our purchases of merchandise from Parlux were on terms no less favorable to us than could reasonably be obtained in arm's length transactions with independent third parties. The amount due to Parlux at February 1, 2003 and August 2, 2003, was approximately $10,739,000 and $16,645,000, respectively, including a $100,000 and $4,750,000, respectively, subordinated interest bearing secured note payable. Trade accounts payable due to Parlux are non-interest bearing.

       On September 30, 2002, Perfumania signed a $3,000,000 subordinated note agreement with Parlux. The note was in consideration for the reduction of $3,000,000 in trade payables due to Parlux. The note was due on March 31, 2003 with various periodic principal payments, bore interest at prime plus 1% and was subordinate to all bank related indebtedness. As of February 1, 2003, the outstanding principal balance due on the note had been reduced to $100,000. The note was repaid in full in April 2003. Perfumania signed a similar $5,000,000 subordinated note agreement with Parlux in June 2003. As of August 2, 2003, the outstanding principal balance due in the note was $4,750,000.

       Relationship with Grupo Tulin, Inc. Grupo Tulin, Inc. ("Grupo") is a privately held distributor of fragrances. Zalman Lekach, a former Director and a brother of Ilia Lekach is the founder of Grupo. During fiscal year 2002 and the first twenty-six weeks of fiscal year 2003, we purchased approximately $10,562,000 and $1,849,000, respectively, of merchandise from Grupo. We believe that our purchases of merchandise from Grupo were on terms no less favorable to us than could reasonably be obtained in arm's length transactions with independent third parties. The amount due to Grupo at February 1, 2003 and August 2, 2003, was approximately $1,383,000 and $1,155,000, respectively.

       Relationship with S&R Fragrances, Inc. S&R Fragrances, Inc. ("S&R") is a privately held distributor of fragrances. Rachmil Lekach, a brother of Ilia Lekach is the founder of S&R. During fiscal year 2002 and the first twenty-six weeks of fiscal year 2003, we purchased approximately $6,021,000 and $2,659,000, respectively, of merchandise from S&R. We believe that our purchases of merchandise from S&R were on terms no less favorable to us than could reasonably be obtained in arm's length transactions with independent third parties. The amount due to S&R at February 1, 2003 and August 2, 2003, was approximately $1,310,000 and $1,334,000, respectively.

       Relationship with Nimbus Group, Inc. (formerly TakeToAuction.com, Inc.) During fiscal year 2000, we purchased 314,000 shares of common stock of Take to Auction.Com, Inc. ("TTA"), an Internet auction site, for approximately $2.5 million. Our Chairman of the Board and Chief Executive Officer, Ilia Lekach, was also the Chairman of the Board and Chief Executive Officer of TTA at that time. In June 2000, we acquired approximately 139,000 shares of TTA's common stock upon conversion of a $1.0 million convertible promissory note receivable.

       In January 2001, we received 250,000 shares of TTA common stock as partial payment on a loan receivable from Ilia Lekach. These shares were valued at $252,500 ($1.01 per share).

       As of February 3, 2001, the market price for TTA's common stock was below our average cost per share of $5.38. In consideration of accounting guidance that considers a six to nine month decline in stock price to be other-than-temporary, we valued the shares at $1.01 per share and recorded a non-cash charge of approximately $3.1 million to realized loss on investments on the consolidated statement of operations for fiscal year 2000. As of November 2, 2002, the market price of the shares was again below our carrying value and approximately $700,000 was recorded as a non-cash charge to realized loss on investments on the consolidated statement of operations for the third fiscal quarter then ended.

       In September 2001, TTA effected a corporate reorganization ("Reorganization") as a result of which TTA became a wholly owned subsidiary of Nimbus Group, Inc. ("Nimbus"). As a result of the Reorganization, our shares of TTA common stock were exchanged for an equal number of shares of Nimbus common stock. Ilia Lekach has been Chairman of the Board of Nimbus since the Reorganization and was Interim Chief Executive Officer until March 21, 2003.

       In January 2002, we received 300,000 shares of Nimbus common stock as partial payment on a loan receivable from Ilia Lekach. These shares were valued at $357,000 ($1.19 per share).

       As of  February  1,  2002,  the  amount  due from  TTA was  approximately
$811,000. During fiscal year 2002, the amount due from TTA increased to approximately $2 million and a provision for impairment of the receivable was recorded. In January 2003, we issued a letter of default to TTA regarding the licensing agreement. In February 2003, we regained control of our retail Internet website from TTA.

       As of February 1, 2003 and August 2, 2003, we owned approximately 1,003,000 and 983,000 shares, respectively, of Nimbus common stock representing approximately 13% of its total outstanding common stock. The investment in Nimbus is shown on our consolidated balance sheets as of February 1, 2003 and August 2, 2003 as investments available for sale in the amount of approximately $211,000 and $167,000, respectively, representing the market value of the shares at those dates.

         Indebtedness of Ilia Lekach. Notes receivable from Ilia Lekach, our Chairman of the Board and Chief Executive Officer was $311,604 and $319,458 as of February 1, 2003 and August 2, 2003, respectively. The notes are unsecured, mature in five years and bear interest at prime plus 1% per annum. Principal and interest are payable in full at maturity. Interest income recognized during fiscal years 2002, 2001, and 2000 was approximately $174,000, $264,000 and $236,000, respectively. Accrued interest receivable at February 1, 2003 and August 2, 2003 was approximately $12,000 and $20,000, respectively. In January 2003, the Company received repayment from Ilia Lekach on a loan of approximately $2,790,000.

         Relationship with the Nussdorfs. On September 16, 2003, we entered into non-binding letters of intent to acquire all of the outstanding capital stock of Scents of Worth, Inc., and certain of the assets of Quality King Fragrances, Inc. Glenn Nussdorf, and his brother Stephen Nussdorf (the "Nussdorfs") together own a majority interest in the parent of Scents of Worth, Inc. and quality King Fragrances, Inc. The Nussdorfs disclosed in recent filings with the SEC that they collectively own approximately 407,000 shares of our common stock representing approximately 16.6% of our outstanding shares. The Nussdorfs also requested that our Board of Directors approve the potential acquisition of up to a total of 40% of our outstanding shares, and the request was approved by the Board of Directors. On September 15, 2003, we were advised that Stephen Nussdorf has provided personal loans to Ilia Lekach aggregating $3.5 million at a 6% interest rate payable in 5 years. We are not, in any manner, a guarantor to this loan.

         During the first twenty-six weeks of fiscal year 2003, Perfumania purchased approximately $1,707,000 of merchandise from Quality King and sold approximately $2,589,000 of different merchandise to Quality King.


                                PERFORMANCE GRAPH

         The following graph indicates the total return to our shareholders for the period January 31, 1998 to February 1, 2003, as compared to the returns for the NASDAQ (US Companies) Stock Index and the NASDAQ Retail Trade Stock Index. The information contained in this graph is based on historical data and is not necessarily indicative of future performance.

                                    [GRAPH}

---------------------------------------------------------------------------------------------------------------------
                                              1/31/98     1/30/99      1/29/00     2/3/01      2/2/02      2/1/03
                                            -------------------------------------------------------------------------

                                            -------------------------------------------------------------------------
E Com Ventures, Inc.                           100.00      387.13      171.83       43.48      34.78       128.35
---------------------------------------------------------------------------------------------------------------------
NASDAQ US Stock Market Index                   100.00      156.49      241.02      164.38      119.00      83.01
---------------------------------------------------------------------------------------------------------------------
NASDAQ Retail Trade Stocks                     100.00      122.03       97.79       75.20      89.59       72.88
---------------------------------------------------------------------------------------------------------------------

             Section 16(a) Beneficial Ownership Reporting Compliance

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our Directors and executive officers and beneficial holders of more than 10% of any class of our equity securities to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of such equity securities. Based solely upon a review of such forms furnished to us, filing deficiencies under Section 16(a) during the fiscal year ended February 1, 2003 included one late report filed by A. Mark Young and Leon Geller reflecting a stock purchase, and one late report filed by Leon Geller reflecting a stock sale. The following individuals were not timely in meeting the filing requirements with respect to options issued under our 2000 Directors Stock Option Plan and filed one late report each: Carole Ann Taylor, Joseph Bouhadana, Miles Raper and James Fellus.

PROPOSAL 2 - RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS

         The Audit Committee has selected Deloitte & Touche LLP as our independent certified public accountants for the fiscal year ended January 31, 2004. Deloitte & Touche LLP has served as our independent certified public accountants since fiscal year 2000. One or more representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting. Such representatives will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions from shareholders.

Audit Fees

         The aggregate fees billed by Deloitte & Touche LLP for the audit of our annual financial statements for the fiscal year ended February 1, 2003 and for its reviews of the financial statements included in our Form 10-Q's for the fiscal year ended February 1, 2003, were approximately $212,000.


Financial Information Systems Design and Implementation Fees

         The Company was not billed by Deloitte & Touche LLP for financial information systems design and implementation for the fiscal year ended February 1, 2003.


All Other Fees

         The aggregate of all other fees billed to us by Deloitte & Touche LLP were approximately $15,000 for the fiscal year ended February 1, 2003. The Audit Committee has considered and determined that the fees paid to Deloitte & Touche LLP for other audit-related services is compatible with Deloitte & Touche LLP's independence.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSAL TO RATIFY THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING JANUARY 31, 2004.

                                 OTHER BUSINESS

         We know of no other business to be brought before the Annual Meeting. If, however, any other business should properly come before the Annual Meeting, the persons named in the accompanying proxy will vote proxies as in their discretion they may deem appropriate, unless they are directed by a proxy to do otherwise.


                SHAREHOLDER PROPOSALS FOR THE 2004 ANNUAL MEETING

         Shareholder  proposals  intended  to be  presented  at our 2004  Annual
Meeting of Shareholders pursuant to the provisions of Rule 14a-8 of the Securities and Exchange Commission promulgated under the Securities Exchange Act of 1934, as amended, must be received by our Corporate Secretary at the address below by July 15, 2004 for inclusion in our Proxy Statement and form of proxy relating to such Annual Meeting. Any Shareholder proposal submitted other than for inclusion in our proxy materials for that meeting must be delivered to us no later than September 28, 2004, or such proposal will be considered untimely. If a shareholder proposal is received after September 28, 2004, we may vote in our discretion as to the proposal all of the shares for which we have received proxies for the 2004 Annual Meeting of Shareholders.

         Send all proposals or nominations to Donovan Chin, Secretary, E Com Ventures, Inc., 251 International Parkway, Sunrise, Florida 33325.

                              E COM VENTURES, INC.
                            251 International Parkway
                             Sunrise, Flordia 33325

                  PROXY FOR 2003 ANNUAL MEETING OF SHAREHOLDERS

      THIS PROXY IS SOLICITED ON BEHALF OF THE COMPANY'S BOARD OF DIRECTORS

         The undersigned holder of common stock of E Com Ventures, Inc., a Florida corporation (the "Company"), hereby appoints Ilia Lekach and Donovan Chin, and each of them, as proxies for the undersigned, each with full power of substitution, for and in the name of the undersigned to act for the undersigned and to vote, as designated on the reverse side of this proxy card, all of the shares of stock of the Company held of record by the undersigned at the close of business on October 24, 2003 at the Company's 2003 Annual Meeting of Shareholders, to be held on December 12, 2003, at 11:00 a.m. at the E Com Ventures, Inc. Corporate Office, 251 International Parkway, Sunrise, Florida 33325, and at any adjournments or postponements thereof.

                 PLEASE DETACH AND MAIL IN THE ENVELOPE PROVIDED

[X]      PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE.

1. Election of Directors.

         Vote for all Nominees Listed Below (except as written below)
         [ ]

         Vote Withheld from all Nominees
         [ ]

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF ALL THE DIRECTOR NOMINEES LISTED IN THIS PROPOSAL NO. 1.

         NOMINEES:         Ilia Lekach
                           Donovan Chin
                           Carole Ann Taylor
                           Daniel Bengio
                           Joseph Bouhadana
                           Miles Raper

         (Instruction: To withhold authority for an individual nominee, write that nominee's name on the line provided below.)

         ----------------------------------


2. Ratification of the appointment of Deloitte & Touche LLP as our independent public accountants.

         [ ]     For              [ ]      Against      [ ]     Abstain

3. In their discretion, upon such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF ALL DIRECTOR NOMINEES LISTED HEREIN, AND FOR THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT PUBLIC ACCOUNTANTS.

PLEASE MARK, SIGN AND DATE THIS PROXY CARD AND PROMPTLY RETURN IT IN THE ENVELOPE PROVIDED.



DATE _______________________________________

SIGNATURE _________________________________

SIGNATURE (If held jointly) _____________________________________

Note: Please sign exactly as your name appears hereon and mail it promptly even though you may plan to attend the Annual Meeting. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If partnership, please sign in the partnership name by authorized person.